UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2022

American Public Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33810	01-0724376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 304-724-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	APEI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted in Item 5.07 below, at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of American Public Education, Inc. (the “Company”), upon recommendation of the Board of Directors of the Company (the “Board”), the Company’s stockholders approved an amendment to the American Public Education, Inc. 2017 Omnibus Incentive Plan, as previously amended (the “2017 Plan”), to increase the number of shares of Company common stock available for issuance thereunder by 1,125,000 and to clarify provisions on vesting in dividends or dividend equivalent rights paid on unvested awards and the determination of fair market value (the “Plan Amendment”).

Descriptions of the 2017 Plan and the Plan Amendment are set forth on pages 73 through 82 of the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting that was filed with the Securities and Exchange Commission on April 1, 2022 (the “Proxy Statement”), and such descriptions are incorporated by reference herein. The descriptions are qualified by reference to the full text of the Plan attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 15, 2017, Amendment Number One thereto attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 18, 2020, and the Plan Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K, each of which is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 20, 2022. As of March 25, 2022, the date of record for determining the stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 18,856,352 shares of Company common stock issued and outstanding and entitled to be voted at the Annual Meeting. The holders of 17,812,304 shares of the Company’s issued and outstanding common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum. The proposals are described in detail in the Proxy Statement. The vote results detailed below represent final results as certified by the inspector of elections.

Proposal No. 1 – Election of Directors.

The Company’s stockholders elected the following persons, who were listed in the Proxy Statement, to the Board to hold office for the term expiring at the Company’s 2023 Annual Meeting of Stockholders, and until each such person’s successor is elected and qualified or until the person’s earlier death, resignation or removal:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Eric C. Andersen	16,770,402	122,654	286	918,962
Granetta B. Blevins	16,772,771	115,426	5,145	918,962
Anna M. Fabrega	16,772,772	115,425	5,145	918,962
Jean C. Halle	16,390,009	503,207	126	918,962
Barbara L. Kurshan	16,752,862	140,353	127	918,962
Daniel S. Pianko	16,777,714	115,342	286	918,962
William G. Robinson, Jr.	16,771,583	121,472	287	918,962
Angela K. Selden	16,766,385	126,831	126	918,962
Vincent R. Stewart	16,765,383	116,453	11,506	918,962

Proposal No. 2 – Approval of the Plan Amendment.

The Company’s stockholders approved the Plan Amendment. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,105,822	727,762	59,758	918,962

Proposal No. 3 – Advisory Vote on the Compensation of Our Named Executive Officers.

The Company’s stockholders approved, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,672,313	160,334	60,695	918,962

Proposal No. 4 – Ratification of Appointment of Independent Registered Public Accounting Firm.

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,800,854	11,449	1	-

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
No.	Description

10.1	Amendment Number Two to the American Public Education, Inc. 2017 Omnibus Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

Date: May 24, 2022	By:	/s/ Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr., Executive Vice President and Chief Financial Officer

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